Exhibit 99

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2023

SECOND QUARTER OPERATING RESULTS

•	Achieved second quarter reported net sales of $1.6 billion.

•	Drove adjusted operating margin expansion across both Dental and Animal Health segments.

•	Delivered second quarter GAAP earnings of $0.55 per diluted share and adjusted earnings[1] of $0.63 per diluted share, an increase of 9 percent over prior year.

•	Reaffirmed fiscal 2023 GAAP earnings guidance of $1.96 to $2.06 per diluted share and adjusted earnings[1] guidance of $2.25 to $2.35 per diluted share.

St. Paul, Minn. — December 1, 2022 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of $1.63 billion (see attached Sales Summary for further details) in its fiscal second quarter ended October 29, 2022, a decrease of 1.4 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation, increased 0.7 percent over the prior year period.

Reported net income attributable to Patterson Companies, Inc. for the second quarter of fiscal 2023 was $54.1 million, or $0.55 per diluted share, compared to $48.3 million, or $0.49 per diluted share, in the second quarter of fiscal 2022. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization and integration and business restructuring expenses, totaled $61.2 million for the second quarter of fiscal 2023, or $0.63 per diluted share, compared to $57.1 million, or $0.58 per diluted share, in the second quarter of fiscal 2022. The year-over-year increase in reported and adjusted net income attributable to Patterson Companies, Inc. in the second quarter of fiscal 2023 is primarily due to operating margin expansion in both business segments.

“Our second quarter results reflect the strength of our strategy and talented team,” said Don Zurbay, President and CEO of Patterson Companies. “Despite ongoing challenges in the macroeconomic environment, Patterson delivered internal sales growth, operating margin expansion in both of our segments and improved adjusted earnings performance. We also continued to execute our balanced capital allocation strategy by investing in our business, returning cash to shareholders and announcing two strategic transactions that deepen our value proposition.

“Patterson is well-positioned to achieve our goals and drive long-term shareholder value through the continued execution of our proven strategy. We remain committed to delivering on our fiscal 2023 EPS guidance.”

Patterson Dental

Reported net sales in the Dental segment for the second quarter of fiscal 2023 were $628.9 million. Internal sales increased 1.6 percent compared to the fiscal 2022 second quarter. Internal sales of consumables declined 4.9 percent year-over-year primarily due to the continued moderation of infection control products compared to the pandemic-related performance in the year-ago period. Excluding infection control products, internal sales of consumables increased 1.0 percent year-over-year. Compared to the prior year period, internal sales of equipment increased 11.1 percent and internal sales of value-added services increased 7.8 percent.

Patterson Animal Health

Reported net sales in the Animal Health segment for the second quarter of fiscal 2023 were $1.0 billion. Internal sales growth of 0.7 percent year-over-year was driven by mid-single digit growth in companion animal and a low-single digit decline in production animal. Within the Animal Health segment, internal sales of consumables grew 0.6 percent, equipment and software decreased 1.6 percent and value-added services increased 19.5 percent compared to the prior year period.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Balance Sheet and Capital Allocation

During the first six months of fiscal 2023, Patterson Companies used $520.2 million of cash from operating activities and collected deferred purchase price receivables of $489.6 million, using $30.5 million in cash, compared to generating $46.6 million in the prior year period. Free cash flow1 (see definition below and attached free cash flow table) during the first six months of fiscal 2023 declined by $88.4 million compared to the first six months of fiscal 2022 due to an increased level of working capital during the first six months of fiscal 2023.

In the second quarter of fiscal 2023, Patterson Companies declared a quarterly cash dividend of $0.26 per share and returned $25.3 million in cash dividends to shareholders. Through the first six months of fiscal 2023, Patterson Companies has returned $65.7 million to shareholders through cash dividends and share repurchases.

Year-to-Date Results

Consolidated reported net sales for the first six months of fiscal 2023 totaled $3.1 billion, a 3.5 percent year-over-year decrease. Sales in the first six months of fiscal 2022 reflected an extra week of sales results in the first quarter of fiscal 2022. Internal sales for the first six months of fiscal 2023, which are adjusted for the effects of currency translation and the extra week of selling results in the first quarter of fiscal 2022, increased 1.9 percent year-over-year. Through the first six months of fiscal 2023, Dental segment internal sales increased 0.5 percent, including a 3.8 percent decline in consumables and 6.5 percent growth in equipment and software. Through the first six months of fiscal 2023, Animal Health segment internal sales increased 3.1 percent, including 3.0 percent growth in consumables and 4.4 percent growth in equipment and software.

Reported net income attributable to Patterson Companies, Inc. was $78.7 million, or $0.81 per diluted share, compared to $82.3 million, or $0.84 per diluted share in last year’s period. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, integration and business restructuring expenses, legal reserves, inventory donation charges and gains on investments totaled $92.9 million, or $0.95 per diluted share, compared to $99.2 million, or $1.01 per diluted share, in the year-ago period.

Fiscal 2023 Guidance

Patterson Companies today reaffirmed its fiscal 2023 earnings guidance, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are expected to be in the range of $1.96 to $2.06 per diluted share.

•	Non-GAAP adjusted earnings[1] are expected to be in the range of $2.25 to $2.35 per diluted share.

•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:

•	Deal amortization expenses of approximately $28.5 million ($0.29 per diluted share).

Our guidance reflects the strength of our business and competitive positioning, as well as our expectations for the North American and international end markets in which we operate, which we expect to be affected by the ongoing challenges of inflationary trends and higher interest rates as well as a potential slow-down in the broader economy. Beyond macroeconomic and geopolitical uncertainty, our guidance further assumes that there are no material adverse developments associated with the pandemic.

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely operating income, other income (expense), net income before taxes, income tax expense, net income, net income attributable to Patterson Companies, Inc. and diluted earnings per share attributable to Patterson Companies, Inc., for the impact of deal amortization, integration and business restructuring expenses, legal reserves, inventory donation charges and gains on investments along with the related tax effects of these items.

The term “free cash flow” used in this release is defined as net cash used in operating activities less capital expenditures plus the collection of deferred purchase price receivables.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

In addition, the term “internal sales” used in this release represents net sales adjusted to exclude the impact of foreign currency and the extra week of selling results in the first quarter of fiscal 2022. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of fluctuations in currency rates.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s second quarter performance and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

Second Quarter Conference Call and Replay

Patterson Companies’ fiscal 2023 second quarter conference call will start at 8:30 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2023 second quarter conference call can be heard for one week at 1-800-770-2030 and by providing the Conference ID 71954 when prompted.

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) connects dental and animal health customers in North America and the U.K. to the latest products, technologies, services and innovative business solutions that enable operational and professional success. Our comprehensive portfolio, distribution network and supply chain is equaled only by our dedicated, knowledgeable people who deliver unrivalled expertise and unmatched customer service and support.

Learn more: pattersoncompanies.com

This press release contains, and our officers and representatives may from time to time make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, and the objectives and expectations of management. Forward-looking statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.”

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements.

Any number of factors could affect our actual results and cause such results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the following: the COVID-19 pandemic and measures taken in response thereto; uncertain macro-economic conditions, including inflationary pressures; our dependence on relationships with sales representatives and service technicians to retain customers and develop business; potential disruption of distribution capabilities, including service issues with third-party shippers; our dependence on suppliers to manufacture and supply substantially all of the products we sell; the risk of the products we sell becoming obsolete or containing undetected errors; adverse changes in supplier

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

rebates or other purchasing incentives; the risk that private label sales could adversely affect our relationships with suppliers; our dependence on positive perceptions of Patterson’s reputation; risks inherent in acquiring and disposing of assets or other businesses and the risks inherent in integrating acquired businesses; our ability to comply with restrictive covenants in our credit agreement; turnover or loss of key personnel or highly skilled employees; the risk that our governing documents and Minnesota law may discourage takeovers and business combinations; risks related to climate change; the effects of the highly competitive and consolidating dental and animal health supply markets in which we compete; exposure to the risks of the animal production business, including changing consumer demand, the cyclical livestock market, and other factors outside our control, and the risks of the companion animal business, including the possibility of disease adversely affecting the pet population; risks from the formation or expansion of GPOs, provider networks and buying groups that may shift purchasing decisions and place us at a competitive disadvantage; increases in over-the-counter sales and e-commerce options for companion animal products or sales of companion animal products from non-veterinarian sources; change and uncertainty in the health care industry; failure to comply with existing or future U.S. or foreign laws and regulations including those governing the distribution of pharmaceuticals and controlled substances; failure to comply with health care fraud or other laws and regulations; litigation risks, including the diversion of management’s attention, the cost of defending against such actions, the possibility of damage awards or settlements, fines or penalties, or equitable remedies (including but not limited to the revocation of or non-renewal of licenses) and inherent uncertainty; failure to comply with evolving data privacy laws and regulations; tax legislation; the risks inherent in international operations, including currency fluctuations; and risks associated with information systems, software products and cyber-security attacks.

The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in our most recent Form 10-K and information which may be contained in our other filings with the U.S. Securities and Exchange Commission, or SEC, when reviewing any forward-looking statement.

Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake any obligation to release publicly any revisions to any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT:	John M. Wright, Investor Relations
TEL:	651.686.1364
EMAIL:	investor.relations@pattersoncompanies.com

MEDIA CONTACT:	Patterson Corporate Communications
TEL:	651.905.3349
EMAIL:	corporate.communications@pattersoncompanies.com

WEB:	pattersoncompanies.com

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PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Net sales	$1,626,204	$1,649,161	$3,149,469	$3,264,037
Gross profit	328,089	326,435	640,222	604,237
Operating expenses	267,994	263,575	545,283	580,906

Operating income	60,095	62,860	94,939	23,331
Other income (expense):
Gains on investments	—	—	—	87,827
Other income, net	18,203	6,804	19,983	8,227
Interest expense	(7,544)	(5,521)	(13,107)	(10,716)

Income before taxes	70,754	64,143	101,815	108,669
Income tax expense	17,105	16,205	23,906	26,929

Net income	53,649	47,938	77,909	81,740
Net loss attributable to noncontrolling interests	(424)	(392)	(754)	(586)

Net income attributable to Patterson Companies, Inc.	$54,073	$48,330	$78,663	$82,326

Earnings per share attributable to Patterson Companies, Inc.:
Basic	$0.56	$0.50	$0.81	$0.85

Diluted	$0.55	$0.49	$0.81	$0.84

Weighted average shares:
Basic	96,913	97,321	96,771	97,089
Diluted	97,552	98,363	97,708	98,363
Dividends declared per common share	$0.26	$0.26	$0.52	$0.52

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 29, 2022	April 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$140,280	$142,014
Receivables, net	454,649	447,162
Inventory	877,435	785,604
Prepaid expenses and other current assets	353,170	304,242

Total current assets	1,825,534	1,679,022
Property and equipment, net	208,120	213,140
Operating lease right-of-use assets, net	73,874	70,722
Goodwill and identifiable intangibles, net	372,845	393,244
Investments	157,777	139,182
Long-term receivables, net and other	242,318	246,320

Total assets	$2,880,468	$2,741,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$714,713	$681,321
Other accrued liabilities	223,779	276,000
Operating lease liabilities	28,331	29,348
Current maturities of long-term debt	3,000	—
Borrowings on revolving credit	174,000	29,000

Total current liabilities	1,143,823	1,015,669
Long-term debt	485,522	488,554
Non-current operating lease liabilities	47,986	43,332
Other non-current liabilities	161,029	151,440

Total liabilities	1,838,360	1,698,995
Stockholders’ equity	1,042,108	1,042,635

Total liabilities and stockholders’ equity	$2,880,468	$2,741,630

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	October 29, 2022	October 30, 2021
Operating activities:
Net income	$77,909	$81,740
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	41,090	40,980
Gains on investments	—	(87,827)
Non-cash employee compensation	8,393	13,497
Non-cash losses (gains) and other, net	5,085	3,974
Change in assets and liabilities:
Receivables	(508,811)	(583,939)
Inventory	(100,596)	(90,728)
Accounts payable	41,557	165,250
Accrued liabilities	(47,519)	(56,029)
Other changes from operating activities, net	(37,269)	(25,932)

Net cash used in operating activities	(520,161)	(539,014)
Investing activities:
Additions to property and equipment	(26,779)	(15,503)
Collection of deferred purchase price receivables	489,639	585,647
Payments related to acquisitions, net of cash acquired	—	(19,793)
Payments related to investments	(15,000)	—
Sale of investments	—	57,245

Net cash provided by investing activities	447,860	607,596
Financing activities:
Dividends paid	(50,732)	(50,407)
Repurchases of common stock	(15,000)	—
Draw (payment) on revolving credit	145,000	(10,000)
Other financing activities	(1,766)	1,959

Net cash provided by (used in) financing activities	77,502	(58,448)
Effect of exchange rate changes on cash	(6,935)	774

Net change in cash and cash equivalents	(1,734)	10,908
Cash and cash equivalents at beginning of period	142,014	143,244

Cash and cash equivalents at end of period	$140,280	$154,152

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	October 29, 2022	October 30, 2021	Total Sales Growth	Foreign Exchange Impact	53rd Week	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,301,256	$1,344,812	(3.2)%	(2.4)%	—%	(0.8)%
Equipment and software	243,896	223,813	9.0	(0.5)	—	9.5
Value-added services and other	81,052	80,536	0.6	(2.1)	—	2.7

Total	$1,626,204	$1,649,161	(1.4)%	(2.1)%	—%	0.7%

Dental
Consumable	$337,489	$356,654	(5.4)%	(0.5)%	—%	(4.9)%
Equipment and software	214,006	193,437	10.6	(0.5)	—	11.1
Value-added services and other	77,428	72,124	7.4	(0.4)	—	7.8

Total	$628,923	$622,215	1.1%	(0.5)%	—%	1.6%

Animal Health
Consumable	$963,767	$988,158	(2.5)%	(3.1)%	—%	0.6%
Equipment and software	29,890	30,376	(1.6)	—	—	(1.6)
Value-added services and other	9,339	8,933	4.5	(15.0)	—	19.5

Total	$1,002,996	$1,027,467	(2.4)%	(3.1)%	—%	0.7%

Corporate
Value-added services and other	$(5,715)	$(521)	n/m	—%	—%	n/m

Total	$(5,715)	$(521)	n/m	—%	—%	n/m

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	October 29, 2022	October 30, 2021	Total Sales Growth	Foreign Exchange Impact	53rd Week	Internal Sales Growth
Six Months Ended
Consolidated net sales
Consumable	$2,563,025	$2,686,486	(4.6)%	(2.2)%	(3.6)%	1.2%
Equipment and software	417,831	407,265	2.6	(0.4)	(3.2)	6.2
Value-added services and other	168,613	170,286	(1.0)	(1.7)	(2.9)	3.6

Total	$3,149,469	$3,264,037	(3.5)%	(1.9)%	(3.5)%	1.9%

Dental
Consumable	$675,329	$733,230	(7.9)%	(0.5)%	(3.6)%	(3.8)%
Equipment and software	360,516	350,403	2.9	(0.5)	(3.1)	6.5
Value-added services and other	150,995	145,449	3.8	(0.4)	(2.9)	7.1

Total	$1,186,840	$1,229,082	(3.4)%	(0.5)%	(3.4)%	0.5%

Animal Health
Consumable	$1,887,696	$1,953,256	(3.4)%	(2.8)%	(3.6)%	3.0%
Equipment and software	57,315	56,862	0.8	—	(3.6)	4.4
Value-added services and other	18,355	20,139	(8.9)	(11.6)	(3.9)	6.6

Total	$1,963,366	$2,030,257	(3.3)%	(2.8)%	(3.6)%	3.1%

Corporate
Value-added services and other	$(737)	$4,698	n/m	—%	—%	n/m

Total	$(737)	$4,698	n/m	—%	—%	n/m

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Operating income (loss)
Dental	$60,950	$55,570	$97,845	$54,484
Animal Health	28,316	26,135	50,175	49,940
Corporate	(29,171)	(18,845)	(53,081)	(81,093)

Total	$60,095	$62,860	$94,939	$23,331

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended October 29, 2022	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$60,095	$9,327	$—	$—	$—	$—	$69,422
Other income (expense), net	10,659	—	—	—	—	—	10,659

Income before taxes	70,754	9,327	—	—	—	—	80,081
Income tax expense	17,105	2,237	—	—	—	—	19,342

Net income	53,649	7,090	—	—	—	—	60,739
Net loss attributable to noncontrolling interests	(424)	—	—	—	—	—	(424)

Net income attributable to Patterson Companies, Inc.	$54,073	$7,090	$—	$—	$—	$—	$61,163

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.55	$0.07	$—	$—	$—	$—	$0.63

Operating income as a % of sales	3.7%						4.3%
Effective tax rate	24.2%						24.2%

For the three months ended October 30, 2021	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$62,860	$9,614	$1,863	$—	$—	$—	$74,337
Other income (expense), net	1,283	—	—	—	—	—	1,283

Income before taxes	64,143	9,614	1,863	—	—	—	75,620
Income tax expense	16,205	2,269	466	—	—	—	18,940

Net income	47,938	7,345	1,397	—	—	—	56,680
Net loss attributable to noncontrolling interests	(392)	—	—	—	—	—	(392)

Net income attributable to Patterson Companies, Inc.	$48,330	$7,345	$1,397	$—	$—	$—	$57,072

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.49	$0.07	$0.01	$—	$—	$—	$0.58

Operating income as a % of sales	3.8%						4.5%
Effective tax rate	25.3%						25.0%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the six months ended October 29, 2022	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$94,939	$18,678	$—	$—	$—	$—	$113,617
Other income (expense), net	6,876	—	—	—	—	—	6,876

Income before taxes	101,815	18,678	—	—	—	—	120,493
Income tax expense	23,906	4,474	—	—	—	—	28,380

Net income	77,909	14,204	—	—	—	—	92,113
Net loss attributable to noncontrolling interests	(754)	—	—	—	—	—	(754)

Net income attributable to Patterson Companies, Inc.	$78,663	$14,204	$—	$—	$—	$—	$92,867

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.81	$0.15	$—	$—	$—	$—	$0.95

Operating income as a % of sales	3.0%						3.6%
Effective tax rate	23.5%						23.6%

For the six months ended October 30, 2021	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$23,331	$19,155	$4,245	$36,000	$49,194	$—	$131,925
Other income (expense), net	85,338	—	—	—	—	(87,827)	(2,489)

Income before taxes	108,669	19,155	4,245	36,000	49,194	(87,827)	129,436
Income tax expense	26,929	4,506	1,061	8,460	12,308	(22,396)	30,868

Net income	81,740	14,649	3,184	27,540	36,886	(65,431)	98,568
Net loss attributable to noncontrolling interests	(586)	—	—	—	—	—	(586)

Net income attributable to Patterson Companies, Inc.	$82,326	$14,649	$3,184	$27,540	$36,886	$(65,431)	$99,154

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.84	$0.15	$0.03	$0.28	$0.37	$(0.67)	$1.01

Operating income as a % of sales	0.7%						4.0%
Effective tax rate	24.8%						23.8%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

FREE CASH FLOW

(In thousands)

(Unaudited)

	Six Months Ended
	October 29, 2022	October 30, 2021
Net cash used in operating activities	$(520,161)	$(539,014)
Additions to property and equipment	(26,779)	(15,503)
Collection of deferred purchase price receivables	489,639	585,647

Free cash flow	$(57,301)	$31,130